EXHIBIT 10(b)

                 SUPPLEMENT
                   TO THE
              FPL GROUP, INC.
   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
              AS IT APPLIES TO
              PAUL J. EVANSON


                  1.  Introduction.  Section 5.03 of the FPL
Group, Inc. Supplemental Executive Retirement Plan as amended and restated effective January 1, 1994 (the "Plan") authorizes the Committee and the Board to adopt supplements that modify or add to the terms of the Plan. Pursuant to this authority the Committee and the Board adopt this supplement (the "Supplement"), which is incorporated by this reference and forms a part of the Plan.

                  2.  Applicability of This Supplement.  The
provisions of this Supplement shall only apply to Paul J. Evanson
(the "Participant").

                  3. Definitions. All of the capitalized terms used in this Supplement shall have the meanings assigned to them in the Plan, unless explicitly defined in this Supplement. The following words, when used in the Supplement, shall have the following meanings:

                    (a) "Adjusted Years of Service" shall
                    mean the sum of:

                        (i)   Years of Service completed as of
                              December 5, 2006, multiplied by
                              two (2), and

                        (ii)  Years of Service, if any,
                              credited after such date.

                    (b) "Participant" shall mean Paul J.
                    Evanson.

                    (c) "Supplemental SERP Benefit" shall
                        mean the benefit described in Section
                        4 hereof.

                    (d) "Supplement" shall meant he
                        supplement as set forth in this
                        document as it may be amended from
                        time to time.

                  4. Benefits. The benefits to be provided under this Supplement to which the Participant shall be entitled shall be the Supplemental SERP Benefit. The "Supplemental SERP Benefit" shall be the difference, if any, between (a) and (b), where:

                    (a) is the benefit to which the
                        Participant would be entitled under
                        the Pension Plan, expressed in the
                        normal form of benefit, if such
                        benefit was computed (i) as if
                        benefits under such plan were based
                        upon the Participant's Bonus
                        Compensation and Adjusted Years of
                        Service, (ii) without the annual
                        compensation limitation imposed by
                        Section 401 (a)(17) of the Code, and
                        (iii) without the restrictions or the
                        limitations imposed by Sections
                        415(b) or 415(e) of the Code; and

                    (b) is the sum of the benefits payable to
                        the Participant under the Pension
                        Plan and the Plan, both expressed in
                        the normal form of benefit.

                    As between the Plan and this Supplement, there shall be no duplication of benefits.

                  5.    Vesting of Benefits.

                    (a) In General - Except as otherwise
                    provided in this Subsection (b), if the
                    Participant's employment with the Employer and all of its affiliates is terminated (whether such termination is initiated by the Participant, the Employer or its affiliates, and without regard to the reason therefor) before the Participant is fully vested in his accrued benefit under the Pension Plan, no benefits shall be payable under this Supplement.

                    (b) Accelerated Vesting Upon Death,
                    Disability, or Change of Control - If the
                    Participant's employment with the Employer and all of its affiliates is terminated as a result of death, Disability, or Change of Control (irrespective of whether such termination is initiated by the Participant, the Employer or its affiliates, and without regard to the reason therefor), all benefits accrued hereunder for the Participant shall become fully vested and shall be paid in accordance with Subsection 3.04(b) of the Plan.

                  6. Termination for Cause. If the termination of the Participant's employment with the Employer and all of its affiliates is as a result of or caused by the Participant's theft or embezzlement from the Employer or any of its affiliates, the disclosure by the Participant of confidential information of the Employer or its affiliates, or the Participant's stealing trade secrets or intellectual property owned by the Employer or its affiliates, then the benefits of such Participant hereunder, to the extent not yet received, shall become null and void effective as of the date of the occurrence of the event which results in the Participant ceasing to be an employee of the Employer and all of its affiliates and any purported claim for benefits by or on behalf of said Participant following such date shall be of no effect.

                  7. Right to Amend or Terminate this Supplement. The powers reserved to the Committee and the Board with respect to amendment and termination of the Plan (i.e., Article V of the Plan) shall apply with equal force to this Supplement.

                  8. Effective Date. This Supplement shall be adopted effective as of January 1, 1996, notwithstanding that some of its provisions will have retroactive effect as provided herein.

                  IN WITNESS WHEREOF, the Board of Directors and the Committee have caused this instrument to be executed this 28th day of January, 1997 by their duly authorized officers, effective as of date and year described above.


                  FPL GROUP, INC.



                  By:  LAWRENCE J. KELLEHER
                       Lawrence J. Kelleher
                       Vice President, Human Resources